                                                                    Exhibit 10.2

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                 AMENDMENT NO. 1

        This Amendment (this "AMENDMENT"), dated as of December 23, 2004, hereby amends the Purchase and Sale Agreement (the "Agreement"), dated as of October 6, 2004, by and among Aspen Technology, a Delaware corporation ("ASPENTECH"), Hyprotech Company, a limited liability company organized under the laws of Nova Scotia, Canada ("HYPROTECH"), AspenTech Canada Ltd., a corporation organized under the laws of Alberta, Canada ("ASPENTECH CANADA"), AspenTech Ltd., a limited liability company organized under the laws of England ("ASPENTECH UK"), Hyprotech UK Ltd., a limited liability company organized under the laws of England ("HYPROTECH UK", AspenTech, Hyprotech, AspenTech Canada and AspenTech UK, individually and collectively, the "SELLER"), and Honeywell International Inc., a Delaware corporation ("HONEYWELL"), Honeywell Control Systems Limited, a company organized under the laws of the United Kingdom ("HONEYWELL CONTROL"), and Honeywell Limited-Honeywell Limitee, a Canadian company ("HONEYWELL LIMITED", Honeywell, Honeywell Control and Honeywell Limited, individually and collectively, the "BUYER"). Capitalized terms used herein and defined in the Agreement shall have the meanings defined therein unless otherwise defined herein.

        WHEREAS, the parties to the Agreement desire to amend certain terms of the Agreement in accordance with the terms of this Amendment;

        NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. Section 1.1(a)(ii) of the Agreement is hereby amended and replaced in its entirety with the following:

                "the latest version of research and development work product (analyses, prototype, presentations, etc.) comprising the Hyprotech project known as "Genesis" (the "GENESIS PROJECT MATERIALS") as of the Closing Date and all Intellectual Property Rights embodied therein (the "GENESIS IP"), but excluding any software relating to Seller software products other than Hyprotech Products and Operator Training Products and any interfaces to such software products and all Intellectual Property Rights embodied in such software and interfaces; the software code included in the Genesis Project Materials is prototype software, not suitable and untested for commercial release, principally consisting of three modules:

                "Snoopy", which is a data layer that manages the data models of various components, "ProSIM", which is an engineering framework layered on top of Snoopy that provides the framework for housing, integrating and solving engineering models and includes mathematical solvers and other related calculation components, and "OpenForms", which is a user interface component for interacting with Genesis. The Genesis Project Materials also include ProSIM's engineering models, but exclude any engineering models and mathematical solvers contained in Seller software products (other than Hyprotech Products and Operator Training Products) and any third party software."

        2. Section 1.1(a)(vi) of the Agreement is hereby amended and replaced in its entirety with the following:

                "(vi)   for material that relates solely to the OTS Business,
                (A) all marketing and sales materials used by Seller anywhere in the world, including, but not limited to, all advertising materials, training materials (including all electronic files of training materials), sales materials (including product data, price lists, and mailing lists), promotional and marketing materials, marketing information, educational materials, competitor information (including research data, market intelligence reports, and statistical programs), customer information (including customer sales information, customer lists, customer files, customer contact information, and customer support log data bases), sales forecasting models, Website content, and advertising and display materials; and (B) all project repositories that are currently in the possession or under the control of Seller or its Affiliates for current and past projects of the OTS Business (the "PROJECT REPOSITORIES"), including [**] without limitation, customer requests, proposals, schedules, purchase orders, detailed functional specifications, model design documents, factory acceptance test documents, steady-state simulations, customer information provided as a basis for design and all other project artifacts (the materials in clauses (A) and (B), collectively, the "OTS RECORDS"); PROVIDED, HOWEVER, that (1) Seller may retain a copy of such material to the extent necessary for tax, accounting, or legal purposes, including as required by applicable laws and regulations, or as required in connection with Seller's rendering of services for any projects under Retained OTS Contracts or Assigned OTS Contracts for which customer consent is not obtained, or otherwise in connection with Seller's obligations under the Ancillary Agreements (including the Subcontract Agreement); and (2) in no event shall Buyer use, or allow the use of, any Project Repository or any purpose, except to support, develop, maintain or enhance the customer project of Buyer's OTS Business to which such Project Repository pertains and (3) Buyer shall not disclose or otherwise make available the information or materials in the Project Repositories to any person outside of the Buyer's OTS Business as of the Closing except that Buyer shall be permitted to disclose or otherwise make available such information and materials to persons within Buyer's OTS Business (regardless of whether they were in the OTS Business as of the Closing) if such disclosure is authorized by the customer."

        3. Section 1.1(c)(ii) of the Agreement is hereby amended and replaced in its entirety with the following:

                "(ii)   all liabilities and obligations in respect of the
Engineering Software Assets incurred by Buyer after the Closing Date and all liabilities and obligations of the Buyer and its Affiliates (but not of Seller and its Affiliates) arising from the receipt, use or [**], except in each case, to the extent arising out of (A) the ownership or use of the Engineering Software Assets or operation of the Business on or prior to the Closing Date or
(B) Seller's use after the Closing Date of the Engineering Software Assets under the Ancillary Agreements;"

        4. The parties acknowledge and agree that as of the Closing, the parties have an Unresolved Dispute with respect to the currency exchange rates used to calculate certain of the Net Unbilled Accounts Receivable, which Unresolved Dispute could equal up to a maximum amount of $150,000 (the "Currency Exchange Rate Unresolved Dispute"), and, accordingly, the parties do not agree on the amount of such Net Unbilled Accounts Receivable, as set forth in more detail on the Closing Statement created by the parties pursuant to Section 1.2(b)(ii) of the Agreement. Notwithstanding Section 1.2(b)(iii) of the Agreement, the parties acknowledge and agree that the Purchase Price at Closing shall be paid as if the parties had agreed upon the Net Unbilled Accounts Receivable prior to Closing and as if there were no Unresolved Dispute; provided, however, that, neither anything herein, nor the payment of the Purchase Price at Closing, shall be deemed to be a waiver by either party of such Currency Exchange Rate Unresolved Dispute or a resolution of such Currency Exchange Rate Unresolved Dispute. The parties shall cooperate to resolve such Currency Exchange Rate Unresolved Dispute within 30 days after Closing and adjust the Purchase Price, as applicable, at the time of such resolution. In no event shall the Purchase Price be (i) adjusted downward by more than $150,000 with respect to such Currency Exchange Rate Unresolved Dispute or (ii) adjusted upwards with respect to such Currency Exchange Rate Unresolved Dispute (the "LIMITATIONS"). For avoidance of doubt, the parties acknowledge and agree that the Limitations shall not act as a limitation on either party's recovery pursuant to the terms of the Agreement with respect to any Purchase Price adjustment dispute other than the Currency Exchange Rate Unresolved Dispute. If such Currency Exchange Rate Unresolved Dispute is not resolved by the Holdback Release Date, the Currency Exchange Rate Unresolved Dispute shall be resolved as part of the final determination of the Purchase Price adjustment pursuant to
Section 1.2(b)(iv) of the Agreement.

        5. Section 1.3(b)(xvii) of the Agreement is hereby amended and replaced in its entirety with the following:

                "(xvii) the Seller shall deliver (or cause to be delivered) to the Buyer, or otherwise put the Buyer in possession and control of, all of the Engineering Software Assets of a tangible nature, including delivery of license keys, dongles or other security devices necessary for Buyer to use and access such Engineering Software Assets; provided, however, that:

                (A) with respect to the Hyprotech Products, Seller shall only be obligated to deliver (or cause to be delivered) to the Buyer, or otherwise put the Buyer in possession and control of, (1) at Closing,
        (x) the source code for the current commercial version of the Hyprotech Products (the "CURRENT HYPROTECH RELEASE"), and (y) the source code for each other version that was commercially released by Seller at any time during the three-year period prior to the Closing (the "PAST HYPROTECH RELEASES", and together with the Current Hyprotech Release, the "HYPROTECH CODE DELIVERED AT CLOSING") and (2) after Closing, as set forth in this Agreement, including, without limitation, in Section 10.14; and

        (B) Seller shall have no obligation to deliver DISTIL at Closing [**].

        (C) Seller shall have [**] delivered to Buyer at Closing [**]. Notwithstanding the foregoing, the Seller shall [**] and shall have [**]. Buyer understands and agrees that Seller [**]. Seller shall [**]; and

        (D) Seller shall have [**] Operator Training Products [**]. [**] Seller does not [**] to Buyer [**], and that Buyer shall be solely responsible for [**]. Seller shall use commercially reasonable efforts to include information with the delivery of the Operator Training Products [**].

        (E)     Seller shall have [**] under this Agreement [**]; and

        (F)     Notwithstanding anything herein, [**].

        6.      Subsection (xx) is hereby added to Section 1.3(b) of the
Agreement:

                "(xx)   At or prior to Closing, Seller shall have delivered to
                the Buyer in electronic format the information contained in Seller's customer support knowledge database, to the extent related to the Business."

        7. Section 4.12 of the Agreement is hereby amended and replaced in its entirety with the following:

                "4.12   HARWELL MATH LIBRARY. On or prior to Closing, Seller
                shall have sublicensed to Buyer the rights under an Incorporation License (in form and substance mutually agreed by Seller and Buyer) for specified subroutine packages of the Harwell Sub-Routine Library, pursuant to the Agreement, dated as of April 13, 2004, as amended (the "HARWELL MATH LIBRARY AGREEMENT"), between Hyprotech UK Limited and the Council for the Central Laboratory of the Research Councils ("CCLRC"); [**]

        8.      Section 9.6(c) is added to the Agreement as follows:

                "Within a reasonable period of time after the Closing Date, but no later than ninety (90) days after a Transferred Employee submits a list of requested items pursuant to the guidelines set forth in SECTION 9.6(c) attached hereto, Seller shall deliver to the Buyer the individual work files of the Transferred Employees to the extent containing information in the possession of the Seller as of Closing related to the OTS Business and/or the Hyprotech Products, subject to applicable law and the guidelines set forth in SCHEDULE 9.6(c) attached hereto."

        9       Sections 10.17, 10.18, 10.19, 10.20 and 10.21 are added to the
Agreement as follows:

                "10.17  [**]. Buyer agrees that [**] to the [**] under the [**].

                10.18 CUSTOMER-OWNED EQUIPMENT. Buyer acknowledges and agrees that the equipment set forth on SCHEDULE 10.18 is owned by the applicable third party customer of Seller whose name corresponds to such equipment on SCHEDULE 10.18 ("CUSTOMER-OWNED EQUIPMENT"), and that all Customer-Owned Equipment is held by Seller pursuant to the terms and conditions of the applicable Assigned Contract disclosed to Buyer as of the date hereof. Seller agrees to transfer to Buyer custody of the Customer-Owned Equipment as soon as reasonably practicable after Closing. Buyer agrees that, unless otherwise agreed to with the customer owning such Customer-Owned Equipment, (a) it shall not use or allow the use of any item of Customer-Owned Equipment other than for the purpose of delivering Operator Training Services to the customer that is the owner of such equipment pursuant to the applicable Assigned Contract (or any amendment or renewal thereof), (b) Buyer shall comply will all of the terms and conditions of the applicable Assigned Contract with respect to the Customer-Owned Equipment, (c) Buyer shall, upon completion of a project or otherwise at any time upon request of a customer, promptly return to such customer any Customer-Owned Equipment owned thereby, and (d) Buyer shall bear the risk of loss for any loss or damage to such Customer-Owned Equipment from and after its receipt of possession thereof until such time as such equipment is returned to the applicable customer.

                10.19 CUSTOMER INFORMATION. Seller shall use commercially reasonable efforts to transfer to Buyer all tangible information in the possession of Seller that was received by Seller from customers pursuant to Assigned Contracts or Retained Contracts under which services are subcontracted to Buyer ("CUSTOMER INFORMATION"). Buyer agrees that unless otherwise agreed to with the applicable customer, (a) in no event shall Buyer use, or allow the use of, any Customer Information for any purpose, except to support, develop, maintain or enhance the customer project of Buyer's OTS Business for which such information was initially disclosed to Seller, (b) Buyer shall not disclose or otherwise make available the Customer Information to any person outside of the Buyer's OTS Business as of the Closing, (c) upon completion of its obligations in connection with a project (including warranty and support obligations), Buyer shall return or destroy the Customer Information initially received by Seller for such project, and (d) Buyer shall strictly comply with all of the terms and conditions applicable to Seller under each Assigned Contract or Retained Contract pursuant to which Seller initially received the Customer Information.

                10.20 [**]. Buyer shall [**] unless [**] for the [**]. Buyer acknowledges that [**], Seller shall [**] under such license. [**] during such period, [**], Seller shall [**].


                10.21 [**]. Seller is [**]. The parties acknowledge and agree that [**] Buyer shall have [**] pursuant to the [**], provided that [**] under such arrangement, [**]."

        10. The Disclosure Schedules of the Seller referenced in the introductory paragraph of Article II are hereby amended and replaced in their entirety with the Disclosure Schedules set forth in Exhibit A hereto. Buyer hereby waives any claim or action against the Seller under the Purchase Agreement that it may have arising from any missing or incomplete information in the Disclosure Schedules as attached to the Purchase Agreement as of the signing of such agreement if and to the extent that such missing or incomplete information is included or completed, as applicable, in the Disclosure Schedules attached in Exhibit A hereto.

        11. This Amendment, together with the Agreement, constitute the entire agreement between the parties hereto relating to the subject matter hereof, and shall not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by the Parties, or in the case of a waiver, the Party or Parties waiving compliance.

        12. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Amendment.

        13. For convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

        IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

BUYER:                                            SELLER:


HONEYWELL INTERNATIONAL INC.                      ASPEN TECHNOLOGY, INC.


By:       /s/John R. Ethier                       By:       /s/Charles Kane
   -------------------------------                   ---------------------------------
   Name:  John R. Ethier                             Name:  Charles Kane
   Title: V.P. CFO                                   Title: Interim CEO and CFO


HONEYWELL CONTROL SYSTEM LIMITED                  HYPROTECH COMPANY


By:       /s/John R. Ethier                       By:       /s/D. E. Moult
   -------------------------------                   ---------------------------------
   Name:  John R. Ethier                             Name:  D. E. Moult
   Title: V.P. CFO                                   Title: CFO


HONEYWELL LIMITED - HONEYWELL                     ASPENTECH CANADA LTD.
LIMITEE


By:       /s/John R. Ethier                       By:       /s/ Stephen J. Doyle
   -------------------------------                   ---------------------------------
   Name:  John R. Ethier                             Name:  Stephen J. Doyle
   Title: V.P. CFO                                   Title: Director


                                                  ASPENTECH LTD.


                                                  By:       /s/ Charles Kane
                                                     ---------------------------------
                                                     Name:  Charles Kane
                                                     Title: Director


                                                  HYPROTECH UK, LTD.


                                                  By:       /s/ Stephen J. Doyle
                                                     ---------------------------------
                                                     Name:  Stephen J. Doyle
                                                     Title: Director

                                    EXHIBIT A

                              DISCLOSURE SCHEDULES


                                [To be provided.]